EXHIBIT 10.21









                                MINERA ANDES INC.

                                   as Borrower



                                     - and -





                             MACQUARIE BANK LIMITED

                                    as Lender










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                                CREDIT AGREEMENT

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                      Dated for reference December 10, 2004

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THIS AGREEMENT is dated for reference December 10, 2004.



BETWEEN:


                  MINERA ANDES INC.
                  as Borrower


                                                               OF THE FIRST PART

AND:


                  MACQUARIE BANK LIMITED
                  as Lender


                                                              OF THE SECOND PART



WHEREAS the Borrower has requested that the Lender make available to it a feasibility finance facility, and the Lender has agreed to do so on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 Defined Terms.As used in this agreement, including the recital and the schedules, unless there is something in the subject matter or the context inconsistent therewith, the following terms shall have the following meanings:

     (1) "affiliate" has the meaning set forth in the Canada Business Corporations Act.

     (2) "Applicable Securities Laws" means the acts, rules, regulations and policies of the securities commission of the Province of Alberta.

     (3)  "Borrower" means Minera Andes Inc.

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     (4)  "Borrower Shares" means common shares in the capital of the Borrower.

     (5) "Business Day" means a day (other than Saturday or Sunday) on which banks are open for business in:

          (a)  Vancouver, Canada;

          (b)  Sydney, Australia;

          (c)  London, England; and

          (d)  New York, New York.

     (6) "Canadian Dollars", "Cdn. Dollars", "Cdn. $" and "$" each mean lawful money of Canada.

     (7) "Closing Date" means the date upon which the First Tranche shall be made available hereunder following satisfaction of the conditions set forth in section 3.1 with respect to the First Tranche.

     (8)  "Commitment" has the meaning set forth in section 2.1(1).

     (9) "Credit Facility" means the feasibility finance facility to be made available to the Borrower by the Lender on the terms and conditions of the Credit Facility Documents.

     (10) "Credit Facility Documents" means this agreement, the Security, the Warrants, and all other documents necessary to implement the financing comprised in the Credit Facility (including, for greater certainty, any document expressed, or agreed by the parties, to be a Credit Facility Document).

     (11) "Default" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

     (12) "Distribution" by any person means:

          (a) any payment, dividend, return or reduction of capital or other distribution on or in respect of securities (other than any payment when due of the principal of and interest on debt securities) issued by such person;

          (b) any purchase, redemption, retraction or other acquisition by such person of any of its issued securities;

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          (c)  any consulting, licensing, management or administration fee or charge or any similar fee or charge paid or payable to any affiliate of such person (other than any such payment made in the ordinary course of business in respect of goods or services provided on terms and conditions no less favourable to the payor than would apply in a similar transaction entered into with an arm's-length party);

          (d) any payment by such person on account of any principal of any loans or advances owed by it to any of its directors, officers or shareholders or any of its or their respective affiliates; or

          (e) any loan to, or guarantee of the indebtedness of, or other financial assistance provided to, any of the directors, officers or shareholders of such person or any of its or their respective affiliates, or any other person not dealing at arm's-length with such person or any of such directors, officers, shareholders or affiliates.

     (13) "Environmental Laws" means all applicable Laws, Permits and guidelines or requirements of any Official Body (whether or not having the force of Law, and including consent decrees to which any the Borrower, MASA or MSC is a party or otherwise subject, and administrative orders which may affect any such member) relating to public health and safety, protection of the environment, the release of hazardous materials and occupational health and safety; provided that, where such guideline or requirement does not have the force of law, it shall comprise an Environmental Law only to the extent that a prudent owner of an asset or operator of a business similar to that owned or operated by the relevant person would consider it necessary or advisable to comply with same.

     (14) "Event of Default" means any of the events specified in section 8.1.

     (15) "Final Maturity Date" means the second anniversary of the Closing
          Date.

     (16) "Financial Indebtedness" of a person means, at any time, indebtedness for borrowed monies of such person, including but not limited to:

          (a) obligations of such person under financial leases and purchase money mortgages in excess of US$500,000 (or the equivalent amount in other currencies) in the aggregate at any time;

          (b) all indebtedness of such person for the deferred purchase price of property or services, other than trade indebtedness on commercially reasonable terms (not exceeding 90 days) accounted for as accounts payable or deferred revenue;

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          (c)  obligations of such person to deliver goods or provide services that have been paid for in advance by a financier, or that relate to a financing transaction;

          (d) the amount for which any shares in the capital of any such person that is a corporation may be redeemed if the holders of such shares are entitled at such time to require such person to redeem such shares, or if such person is otherwise obligated at such time to redeem such shares, in each case whether on notice or otherwise;

          (e) obligations of such person under any interest rate, foreign exchange or commodity price risk management agreement or product, or any other hedging transaction for any purpose;

          (f) the amount of any continuing investment or collateralization in connection with a factoring or securitization of receivables or any other asset (regardless of the form of such continuing investment or collateralization, factoring or securitization, and including any capital contribution, but not including the proceeds received for any asset that is the subject of such factoring or securitization) or other form of credit enhancement or recourse made or required to be made in connection with such factoring or securitization and regardless of the form of such recourse arising under such factoring or securitization; and

          (g) the maximum amount which may be outstanding at any time of all amounts of the kinds referred to in (a) through (f), inclusive, which is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such person has otherwise assured a creditor against loss by means of an indemnity, security or bond (whether or not such person has assumed or become liable for the payment of such amounts).

     (17) "First Tranche" means the first advance of monies to be made by the Lender under the Credit Facility in the principal amount of US$2 million.

     (18) "First Tranche Warrants" means 2,738,700 warrants, each warrant entitling the holder to purchase one Borrower Share for a purchase price of Cdn. $0.91 per share for a period of 24 months from the Closing Date, substantially in the form annexed hereto as schedule A.

     (19) "Hedging Obligations" means all liabilities of the Borrower or MASA to the Lender under all agreements, options or arrangements designed to protect the Borrower or MASA against fluctuations in (i) interest

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          rates, (ii) currency exchange rates, or (iii) precious metals or commodity prices, whether entered into before, contemporaneously with or after this agreement, and whether or not designated on its face as giving rise to Hedging Obligations as herein defined.

     (20) "Increased Costs" means any amounts payable by the Borrower to the Lender under any of sections 2.5, 2.7, 6.1(11), 7.2 to 7.5 inclusive,
          9.5 and 9.6.

     (21) "Interest Period" means, for each Tranche, a period commencing:

          (a) in the case of the initial Interest Period for such Tranche, on the date of advance; and

          (b) in the case of any subsequent Interest Period for such Tranche, on the last day of the immediately preceding Interest Period;

          and ending in either case on the last day of such period as shall be selected by the Borrower pursuant to the provisions below.

          The duration of each Interest Period for a Tranche shall be one, two or three months, as the Borrower may select, or such other period to which the Lender may agree. No Interest Period may be selected which would end on a day after the Final Maturity Date. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     (22) "Law" means any law (including common law and the laws of equity), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     (23) "Lender" means Macquarie Bank Limited.

     (24) "LIBOR", with respect to any Interest Period, means:

          (a) the rate of interest (expressed as an annual rate) for deposits in US Dollars for a period equal to the particular Interest Period which appears on the Reuters screen LIBOR 01 page as of 11:00 a.m. London time on the second Business Day before the first day of that Interest Period; or

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          (b)  if the Reuters screen LIBOR 01 page is not readily available to the Lender for any reason, the rate of interest (expressed as an annual rate and rounded up to the nearest two decimal places) at which the Lender would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a term coextensive with that Interest Period in an amount substantially equal to the relevant Tranche at or about 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period.

     (25) "Lien" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (arising otherwise than by operation of Law) and any deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired.

     (26) "MAE" means any change in the business, assets, liabilities, ownership, board membership, operations or condition, financial or otherwise, of any of the Borrower, MASA or MSC which results in:

          (a) any material impairment or reduction in the ability (financial or otherwise) of either the Borrower or MASA to fulfil any covenant or obligation to the Lender;

          (b)  any material adverse change to the San Jose Project; or

          (c) any material impairment of the remedies of the Lender under the Security.

     (27) "MASA" means Minera Andes S.A.

     (28) "Mine" means the proposed gold/silver mine to be located at the Huevos Verdes geologic target in the San Jose Project.

     (29) "MSC" means Minera Santa Cruz S.A.

     (30) "Obligations" means at any time the amount equal to the sum of:

          (a)  the Principal Outstanding under the Credit Facility;

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          (b)  all accrued and unpaid interest thereon and all interest on accrued and unpaid interest; and

          (c) all accrued and unpaid fees, expenses, costs, indemnities, Increased Costs and other amounts payable to the Lender.

     (31) "Official Body" means any government (including any federal, provincial, state, territorial, municipal or local government) or political subdivision or any agency, authority, bureau, regulatory or administrative authority, central bank, monetary authority, commission, department or instrumentality thereof, the TSX Venture Exchange or any other public securities exchange, or any court, tribunal, judicial entity, or arbitrator, whether foreign or domestic.

     (32) "Permit" means any permit, licence, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or by-law, rule or regulation (whether or not having the force of Law) of, by or from any Official Body; provided that, where such permit, licence, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or by-law, rule or regulation does not have the force of law, it shall comprise a Permit only to the extent that a prudent owner of an asset or operator of a business similar to that owned or operated by the relevant person would consider it necessary or advisable to comply with same.

     (33) "Permitted Encumbrances" means, in respect of the Borrower, MASA or MSC at any time, any of the following:

          (a) any Lien for taxes, assessments or government charges or levies not at the time due and delinquent or the validity of which is being contested at the time by such person in good faith by proper legal proceedings, and which contested Lien in the reasonable opinion of the Lender does not, and could not reasonably be expected to, constitute an MAE;

          (b) the Lien of any judgment rendered or claim filed against such person which such person shall be contesting in good faith by proper legal proceedings, and which Lien in the reasonable opinion of the Lender does not, and could not reasonably be expected to, constitute an MAE;

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          (c)  financial leases and purchase money mortgages; provided that same, in the case of the Borrower and MASA, secure or evidence obligations not in excess of US$500,000 (or the equivalent amount in other currencies) in the aggregate for the Borrower and MASA at any time;

          (d)  the Liens of the Security; and

          (e) in the case only of MSC, any and all Liens created by MSC in the ordinary course of business.

     (34) "person" includes an individual, partnership, body corporate, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture and other entity and any Official Body.

     (35) "Principal Outstanding" means, at any time, the aggregate principal amount then outstanding under the Credit Facility.

     (36) "San Jose Project" means the ownership, exploration, development and exploitation of the 40,000 hectare gold/silver land package known as "San Jose" in the Santa Cruz Province in southern Argentina.

     (37) "Second Tranche" means the second advance of monies to be made by the Lender under the Credit Facility in the principal amount of US$2 million.

     (38) "Second Tranche Warrants" means Y warrants, each warrant entitling the holder to purchase one Borrower Share for a per share purchase price equal to the STW Price for a period of 24 months from the date all or any part of the Second Tranche is made available, substantially in the form annexed hereto as schedule A. For this purpose, "Y" means:

          (a) the Canadian dollar equivalent of US$2 million, calculated on the basis of the Bank of Canada noon spot rate of exchange on the Calculation Day as referred to in the definition of STW Price;

          divided by:

          (b)  the STW Price.

     (39) "Security" means all items of security given to the Lender at any time and from time to time to secure the Obligations, including the security set forth in Article 5.

     (40) "STW Price" means (1.2) x (Market Price), for which purpose:

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          (a)  "Market Price" means the weighted average trading price on the
               TSX Ventures Exchange for Borrower Shares during the period of ten consecutive trading days ending on the day (the "Calculation Day") that is two Business Days prior to advance of all or any part of the Second Tranche; and

          (b) the "weighted average trading price" shall be calculated by dividing the total value by the total volume of securities traded during the 10 consecutive trading day period .

     (41) "subsidiary" has the meaning set forth in the Canada Business Corporations Act.

     (42) "Taxes" means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof as of the date hereof or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof (but excluding any taxes, franchise taxes, levies, imposts or charge imposed, levied or assessed in respect of or applied on the overall net income of the Lender, net earnings of the Lender, net profits of the Lender or capital or place of business of the Lender or on goods and services purchased by the Lender and any penalties and payments of principal, interest, charges, fees or other amounts made on or in respect thereof), and "Tax" and "Taxation" shall be construed accordingly.

     (43) "this agreement", "herein", "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this agreement as supplemented or amended and not to any particular Article, section, paragraph, schedule or other portion hereof; and the expressions "Article", "section", "paragraph" and "schedule" followed by a number or letter mean and refer to the specified Article, section, paragraph or schedule of this agreement.

     (44) "Tranche" means an advance of monies made by the Lender under the Credit Facility, being either the First Tranche or the Second Tranche. The Tranches shall be denominated in US Dollars.

     (45) "US Dollars", "United States Dollars" and "US$" each mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.

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     (46) "Warrants" means either or both of the First Tranche Warrants or the
          Second Tranche Warrants, as the context requires.

1.2  Computation of Time Periods.

     (1) Inclusion Rules. In this agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     (2) Ibid. Where in this agreement a notice must be given a number of days prior to a specified action, the day on which such notice is given shall be included and the day of the specified action shall be excluded.

1.3 Accounting Terms.All accounting terms not specifically defined herein shall be construed, and resulting calculations and determinations made, in accordance with generally accepted accounting principles in Canada consistently applied.

1.4 Gender; Singular, Plural, etc.As used herein, each gender shall include all genders, and the singular shall include the plural and the plural the singular, as the context shall require.

1.5 Use of Certain Words.The words "including" and "includes", when either follows any general term or statement, is not to be construed as limiting the general term or statement to the specific terms or matters set forth immediately following such word or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.6 Incorporation of Schedule

Schedule A annexed hereto shall, for all purposes hereof, form an integral part of this agreement.

1.7  Successors, etc.In this agreement:

     (1) reference to any body corporate shall include successors thereto, whether by way of amalgamation or otherwise; provided that certain transfers and assignments by the Borrower and MASA and corporate and other reorganizations shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms hereof;

     (2) references to any statute, enactment or legislation or to any section or provision thereof include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to

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          that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

     (3) reference to any agreement, instrument, Permit or other document shall include reference to such agreement, instrument, Permit or other document as the same may from time to time be amended, supplemented, replaced or restated.

1.8 Interpretation not Affected by Headings, etc.The division of this agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.9 General Provisions as to Certificates and Opinions, etc.Whenever the delivery of a certificate is a condition precedent to the taking of any action by the Lender hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of the Borrower to have such action taken, and any certificate executed by the Borrower shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

1.10 Lender Representation.

The Lender represented and warrants to the Borrower that it is an "accredited investor" as such term is defined in Multilateral Instrument 45-103, and is acquiring the Warrants as principal.

                                    ARTICLE 2
                               THE CREDIT FACILITY

2.1  Credit Facility.

     (1) Commitment. The Credit Facility shall be made available, subject to the terms and conditions of this agreement, on a non-revolving basis in the principal amount of up to but not exceeding US$4 million (the "Commitment").

     (2) Purposes. The Credit Facility shall be used only for the purpose of assisting the Borrower to fund MASA's contribution towards completion of a bankable feasibility study for the Mine and related matters; provided that, to the extent that the Borrower has expended its own monies for the purposes set forth in section 2.1(2) and has provided to the Lender a certificate setting forth the details of such expenditures in form and substance satisfactory to the Lender, the Borrower may use the proceeds of the Credit Facility to replenish such monies so expended.

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     (3)  Accommodations. Subject to the terms and conditions of this agreement, the Commitment shall be made available by the Lender to the Borrower in two advances, the first advance to be made under the First Tranche on the Closing Date and the second advance to be made under the Second Tranche following satisfaction of the conditions set forth in section 3.2, in each case on written request therefor made by the Borrower at least two Business Days prior to the drawdown date (or such shorter period as may be agreed by the parties). Any portion of the Commitment allocated to a Tranche and not made available to the Borrower on the date such Tranche is advanced shall be permanently cancelled; provided that the failure to advance all of a Tranche shall not affect the number of Borrower Shares available under the First Tranche Warrants or the Second Tranche Warrants, as the case may be.

     (4) Non-Revolving Repayments. The Credit Facility shall not revolve, and amounts repaid or prepaid thereunder may not be the subject of any further availment.

2.2 Repayment.(1) Maturity. The Principal Outstanding will be repaid in full on the Final Maturity Date.

     (2) Prepayment. Notwithstanding section 2.2(1), the Borrower may prepay, in whole or in part, the principal amount outstanding under the Credit Facility at any time and from time to time, without penalty or bonus, upon the Borrower giving to the Lender two Business Days' prior irrevocable notice of such intention and provided that, on or before any such prepayment is made, the Lender has received payment of all interest accrued thereon and any Increased Costs with respect thereto.

2.3  Payments.

     (1) Payment Account. The Borrower shall make each payment to be made hereunder not later than 11:00 a.m. (Sydney time) in US Dollars on the day (subject to section 2.3(2)) when due, in same day funds, by deposit of such funds to such account as the Lender shall specify.

     (2) Business Day. Subject to the next following sentence, whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. If any such extension would cause any payment of interest to be made in the next following calendar month, such payment shall be made on the last preceding Business Day.

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2.4 Computations.Each determination by the Lender of an amount of interest or fees payable by the Borrower hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.5 Facility Fees.The Borrower shall pay to the Lender at the time of advance of each Tranche a facility fee of US$30,000.

2.6 Interest on Tranches.(1) General. The Borrower shall at all times during each Interest Period for each Tranche pay interest on the Principal Outstanding at a rate per annum equal to the sum of LIBOR for such Interest Period plus two (2%) per cent, calculated daily and payable in US Dollars:

          (a) at the end of such Interest Period (except where such Interest Period exceeds three months in duration, in which case such interest shall be payable on the dates falling every three months following the commencement of the Interest Period and, finally, at the end of such Interest Period); and

          (b)  when such Tranche becomes due and payable in full.

     (2) Basis. All computations of interest based on LIBOR shall be made by the Lender on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     (3) Determination by Lender. Each determination by the Lender of an amount of interest payable by the Borrower hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (4) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest based on LIBOR is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days to the same calendar date in the next calendar year (or 365 days if the calculation is made as of February 29) and the denominator of which is 360.

2.7 Interest on Overdue Amounts.Except as otherwise provided in this agreement, each amount owed by the Borrower to the Lender which is not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the rate otherwise applicable thereto under this agreement (including, for greater certainty, the two (2%) per cent margin over LIBOR set

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                                       14

forth in section 2.6(1)) plus a further two (2%) per cent per annum. With respect to periods occurring after an Event of Default, such calculation of overdue interest shall be made on the basis of such Interest Period(s) as the Lender may reasonably select.


                                   ARTICLE 3
                               CLOSING CONDITIONS

3.1 Conditions to First Tranche.The Borrower shall not be entitled to receive the First Tranche from the Lender unless the conditions precedent set forth in this section 3.1 have been satisfied, fulfilled, waived or otherwise met to the satisfaction of the Lender in a manner and in form and substance satisfactory to the Lender.

     (1) Documents. The Credit Facility Documents shall have been executed and delivered to the Lender, and all registrations, filings or recordings necessary or desirable to preserve, protect or perfect the enforceability and first priority of the Liens created by the Security shall have been completed, and the Borrower shall have obtained all necessary regulatory approvals required in connection with the issuance of the Warrants and the Borrower Shares issuable upon the exercise thereof.

     (2) Constating Documents. The Lender shall have received certified copies of the constating documents of each of the Borrower, MASA and MSC.

     (3) Resolutions. The Lender shall have received certified copies of resolutions of the respective boards of directors of each of the Borrower and MASA authorizing the execution, delivery and performance of the Credit Facility Documents to which it is a party.

     (4) Incumbency. The Lender shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and MASA certifying the names and the true signatures of the officers authorized to sign the Credit Facility Documents to which it is a party, accompanied by a list of authorized signatories of the Borrower for Credit Facility purposes.

     (5) Good Standing. The Lender shall have received a certificate of good standing or like certificate in respect of each of the Borrower and MSC issued by appropriate government officials of its jurisdiction of formation and each other jurisdiction where failure to register or qualify as a foreign or extra-provincial corporation in the opinion of the Lender constitutes, or could reasonably be expected to constitute, an MAE.

     (6) Fees. The Lender shall have received payment of all fees and all reimbursable expenses then due to it.

     (7) Representations and Warranties. All of the representations and warranties contained herein or in any other Credit Facility Document shall be true and correct in all material respects on and as of the date of advance as though made on and as of such date and the Lender shall have received a certificate of a senior officer of the Borrower so certifying to the Lender.

     (8) No Default. No Default or Event of Default shall have occurred and be continuing, and the Lender shall have received a certificate signed by a senior officer of the Borrower so certifying to the Lender.

     (9) Factual Matters. The Lender shall have received evidence of the following:

          (a) MSC has a good and valid legal and beneficial title to the San Jose Project and the right to receive and deal with 100% of the gold production therefrom;

          (b) MASA has a good and valid legal and beneficial title to 49% of the issued and outstanding shares in the capital of MSC, on a fully-diluted basis;

          (c) the Borrower has a good and valid legal and beneficial title to 95% of the issued and outstanding shares in the capital of MASA, on a fully-diluted basis, together with an enforceable, irrevocable and transferable option to acquire the remaining 5% of the issued and outstanding shares;

          (d) all of the mineral licences, tenures, tenements and other material interests in the San Jose Project (including all Permits comprised therein or related thereto which at the date hereof are required having regard to the status of the San Jose Project) are in good standing, and no breach of the terms and conditions of same has occurred and is continuing;

          (e) neither the Borrower nor MASA has created, granted or permitted to remain outstanding any Lien over any of its assets except for Permitted Liens; and

          (f) neither the Borrower nor MASA has incorporated or acquired any subsidiaries that are not disclosed in the most recent annual report (2003) for the Borrower provided to the Lender.

     (10) Warrants. The Lender shall have received the First Tranche Warrants.

     (11) Financial, etc.

          (a)  The Lender shall have received the budgets for:

               (i) completion of the bankable feasibility study, which study is referred to in section 2.1(2); and

               (ii) continued development of the Mine;

               all as approved by the directors of MSC (and which budgets, for greater certainty, shall be satisfactory to the Lender as to, inter alia, terms and amount).

          (b) The Lender shall have received the most recent audited consolidated financial statements of the Borrower.

          (c) Since the last day of the period covered by the financial statements referred to in (b) there shall have been, in the opinion of the Lender, no MAE.

     (12) Litigation. There shall be no actions, suits or proceedings (whether or not purportedly on its behalf) pending or threatened against or affecting any of the Borrower, MASA or MSC before any court or other judicial or administrative entity which would, if adversely determined, in the opinion of the Lender constitute, or could reasonably be expected to constitute, an MAE.

     (13) Legality. Since the date hereof, the making, maintenance and funding of the Credit Facility shall not, in the opinion of the Lender's counsel, have been made unlawful for the Lender by any Law, or any change therein, or in the published or unpublished interpretation or application thereof by any Official Body.

     (14) Opinions. The Lender shall have received favourable opinions of counsel to the Borrower and MASA and of the Lender's counsel.

     (15) Other. The Lender shall have received such supporting and other certificates and documentation as the Lender may reasonably request.

PROVIDED THAT, notwithstanding the foregoing, the First Tranche may be advanced in its entirety, and up to US$1 million of the First Tranche may be released to the Borrower for the purposes contemplated by the proviso in section 2.1(2), subject to satisfaction of only the following conditions precedent (any conditions precedent set forth in section 3.1 and not required to be satisfied in accordance with (a) to (d) below, inclusive, being herein referred to, collectively, as the "Post-Closing Conditions"):

          (a) section 3.1(1), but not with respect to the Credit Facility Documents set forth in section 5.1(a), (b), (d), (e) and (f);

          (b) sections 3.1(2), (3), (4) and (5), but only with respect to the Borrower;

          (c) section 3.1(14), but in the case of MASA restricted to the due incorporation and status thereof, and the authorised, issued and outstanding share capital;

          (d)  sections 3.1(6) to (13) inclusive, and (15); and

          (e) the portion of the First Tranche not so released will at the Borrower's written direction be retained by the Lender by way of holdback and released to the Borrower upon satisfaction of the Post-Closing Conditions.

3.2  Conditions to Second Tranche.

The Borrower shall not be entitled to receive the Second Tranche from the Lender unless the conditions precedent set forth in this section 3.2 have been satisfied, fulfilled, waived or otherwise met to the satisfaction of the Lender in a manner and in form and substance satisfactory to the Lender.

     (1)  First Tranche. The First Tranche shall have been drawn down in full.

     (2) Representations and Warranties. All of the representations and warranties contained herein or in any other Credit Facility Document shall be true and correct in all material respects on and as of the date of advance as though made on and as of such date and the Lender shall have received a certificate of a senior officer of the Borrower so certifying to the Lender.

     (3) No Default. No Default or Event of Default shall have occurred and be continuing, and the Lender shall have received a certificate signed by a senior officer of the Borrower so certifying to the Lender.

     (4) San Jose. The Lender shall have received evidence (in form and substance satisfactory to the Lender in its sole discretion) of continued positive exploration and development progress at the San Jose Project.

     (5) Due Diligence. The Lender shall be satisfied (in its sole discretion) with the results of such due diligence as it shall conduct on an ongoing basis with respect to all or any of the San Jose Project, the Mine, the Borrower, MASA and MSC.

     (6)  Warrants. The Lender shall have received the Second Tranche Warrants.

     (7) Legality. Since the date hereof, the making, maintenance and funding of the Credit Facility shall not, in the opinion of the Lender's counsel, have been made unlawful for the Lender by any Law, or any change therein, or in the published or unpublished interpretation or application thereof by any Official Body.

     (8) Other. The Lender shall have received such supporting and other opinions, certificates and documentation as the Lender may reasonably request.

3.3 Conditions Solely for the Benefit of the Lender.All conditions precedent to the entitlement of the Borrower to a Tranche are solely for the benefit of the Lender, and no other person shall have standing to require satisfaction or fulfilment of any condition precedent or that it be otherwise met and no other person shall be deemed to be a beneficiary of any such condition, any and all of which may be freely waived in whole or in part by the Lender at any time the Lender deems it advisable to do so in its sole discretion.

3.4 Final Date.In the event that the Closing Date does not occur prior to the close of business in Vancouver on November 29, 2004 (or a later date as agreed by the parties in writing), the Commitment of the Lender shall forthwith reduce to nil, without the necessity of any notice to the Borrower or any other person.

In the event that the advance of the Second Tranche does not occur prior to the close of business in Vancouver on June 30, 2005 (or a later date as agreed by the parties in writing), the Commitment of the Lender shall forthwith reduce to the Principal Outstanding under the First Tranche, without the necessity of any notice to the Borrower or any other person.



                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lender as of the Closing Date as set forth in this Article 4, acknowledges that the Lender is relying thereon in entering into this agreement and providing the Credit Facility, agrees that no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its right to rely thereon and agrees that all representations and warranties shall be valid and effective as of the date when given or deemed to have been given and to such extent shall survive the execution and delivery of this agreement and the provision of the Credit Facility. The Lender acknowledges that all representations and warranties of the

Borrower in this Article 4 in respect of MSC and the San Jose Project, or either of them, are given on a "to the best of the Borrower's knowledge" basis. For the purposes hereof, the expression "to the best of the Borrower's knowledge" means that the Borrower has taken all reasonable available steps to inform itself of such matters, and that neither is it aware, not has it been given any reason to believe, that such representations and warranties are not true and correct in all material respects.

4.1 Existence.Each of the Borrower, MASA and MSC is a corporation duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation is duly qualified as a foreign or extra-provincial corporation, as the case may be, and is in good standing in all jurisdictions where the failure to so qualify does not, and could not reasonably be expected to, constitute an MAE.

4.2 Corporate Authority.Each of the Borrower and MASA has full corporate right, power and authority to enter into, and perform its obligations under, each Credit Facility Document to which it is a party and each of the Borrower, MASA and MSC has full corporate power and authority to own and operate its properties and to carry on its business as now conducted or as contemplated to be conducted.

4.3 Authorization, Governmental Approvals, etc.The execution and delivery of this agreement and each other Credit Facility Document and the performance by it of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of each of the Borrower and MASA, and no Permit under any applicable Law or approval under any material contract, and (except for registration of the Security at public offices for the recording of Liens, any steps required to be taken on enforcement of the Security, and any customary filings with stock exchanges, which filings the Borrower undertakes to pursue as expeditiously as possible) no registration, qualification, designation, declaration or filing with any Official Body having jurisdiction over the Borrower, MASA or MSC, is necessary therefor or to perfect the same or to preserve the benefit thereof to the Lender.

4.4 Enforceability.This agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Facility Document to which each of the Borrower and MASA is or will be party when executed by it will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to such qualifications as may be set forth in the opinion of the Borrower's counsel delivered pursuant to section 3.1(14).

4.5 No Breach.The execution and delivery by the Borrower of this agreement, and by each of the Borrower and MASA of each other Credit Facility Document to which it is or will be a party, and the performance by it of its obligations hereunder and thereunder, do not and will not:

     (1) conflict with or result in a breach of any of the terms, conditions or provisions of:

          (a)  its constating documents;

          (b)  any applicable Law;

          (c) any contractual restriction binding on or affecting it or its properties; or

          (d) any writ, judgment, injunction, determination or award which is binding on it; or

     (2)  result in, or require or permit:

          (a) the imposition of any Lien (other than the Security) on or with respect to any properties now owned or hereafter acquired by it; or

          (b) the acceleration of the maturity of any of its indebtedness under any contractual provision binding on or affecting it.

4.6 Litigation.The Borrower is not aware of any actions, suits or proceedings (whether or not purportedly on behalf of the Borrower, MASA or MSC) pending or threatened against or affecting any of the Borrower, MASA or MSC before any Official Body which have a material likelihood of being determined adversely to it and, if so adversely determined, constitutes, or could reasonably be expected to constitute, an MAE.

4.7 Compliance.The Borrower is not aware of any basis that any of the Borrower, MASA or MSC may be, and the Borrower is not aware that any such person has received notice that it is alleged to be, in breach of:

     (1) any Permit or mandatory requirement or directive of any Official Body having jurisdiction relating to its business or assets (including under Environmental Laws); or

     (2)  any other Law applicable to its business or assets;

where such breach or alleged breach, if the allegation were proven to be correct, constitutes, or could not reasonably be expected to constitute, an MAE.

4.8 No Default.No Default or Event of Default has occurred and is continuing.

4.9 Material Contracts.All material contracts with respect to the San Jose Project have been, or will be, entered into only by MSC (as opposed to the Borrower or MASA), and as at the Closing Date such material contracts are in full force and effect, all conditions precedent thereunder (as applicable to the date hereof) have been satisfied or waived, no such person is in breach thereunder and the Borrower is not aware of any breach thereunder by any counterparty, save for any such matter which does not constitute, and could not reasonably be expected to constitute, an MAE.

4.10 Permits.All Permits (including environmental Permits) as are required to conduct the respective businesses of each of the Borrower, MASA and MSC have been obtained (including with respect to the San Jose Project, and in each case having regard to the status of operations) or are expected to be obtained in the normal course, save where failure to obtain same has not constituted, and could not reasonably be expected to constitute, an MAE.

4.11 Ownership of Collateral.Each of the Borrower, MASA and MSC has good and marketable title to all of its assets and properties, free and clear of all Liens other than Permitted Encumbrances.

4.12 Tax Returns.Each of the Borrower, MASA and MSC has filed all Tax returns which are required to be filed and has paid all Taxes which have become due pursuant to such returns or pursuant to any assessment received by it, except any such Taxes which are being contested in good faith and by proper proceedings and for which adequate reserves have been maintained (and no Liens (except Permitted Encumbrances) have attached).

4.13 Financial Statements.The audited consolidated financial statements of the Borrower as of and for the period ended December 31, 2003, copies of which have been delivered to the Lender, were prepared in accordance with generally accepted accounting principles in Canada and present fairly, as at the date thereof, the consolidated financial position of the Borrower, and since December 31, 2003 to the date hereof there has not been (and at the Closing Date there will not have been), any material adverse change in such consolidated financial position.

4.14 MAE.As at the Closing Date, to the knowledge of the Borrower, no event or circumstance has or will have occurred which constitutes, or could reasonably be expected to constitute, an MAE.

4.15 Securities Matters.

     (1) All Warrants and the Borrower Shares issuable upon the exercise thereof shall be issued free of all liens, pledges and encumbrances of any kind whatsoever, and, following the expiration of four months and one day from the date of issuance of such Warrants, shall in each case be free of resale restrictions applicable in Alberta pursuant to Applicable Securities Laws, except for restrictions applicable to control persons.

     (2) The Borrower is a reporting issuer in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and Nova Scotia, and is not in default of applicable securities laws in each such Province.

     (3) The Borrower Shares are listed on the TSX Venture Exchange, and the Borrower is not in default of any rules or policies of the TSX Venture Exchange.

4.16 Disclosure.All information heretofore supplied to the Lender by or on behalf of the Borrower is, with respect to factual matters, true and correct in all material respects and is, with respect to projections, forecasts and other matters being the subject of opinion, believed on reasonable grounds to be true and correct in all material respects and, to the extent based upon assumptions, such assumptions are believed to be reasonable in the circumstances.

                                    ARTICLE 5
                                    SECURITY

5.1 Security.As continuing collateral security for the payment and performance of the Obligations and the Hedging Obligations, the Borrower shall execute and deliver to the Lender (or cause to be executed and delivered to the Lender) the following documents, which documents shall be in form and substance satisfactory to the Lender:

          (a) a pledge by the Borrower of, and grant of a security interest in, 95% of the issued and outstanding shares in the capital of MASA;

          (b) an assignment by the Borrower of, and grant of a security interest in, its right to acquire the remaining 5% of the issued and outstanding shares in the capital of MASA;

          (c) a security interest over all present and after-acquired personal property of the Borrower, together with a floating charge over all real property interests of the Borrower;

          (d) a guarantee of the Obligations made by MASA in favour of the Lender;

          (e) a pledge by the MASA of, and grant of a security interest in, 49% of the issued and outstanding shares in the capital of MSC; and

          (f) a subordination (inter-creditor) agreement made by the Borrower and MASA in favour of the Lender whereby any inter-corporate liabilities are made subordinate and junior in right of payment to the Obligations and the Hedging Obligations.

                                       23
The pledges of shares as aforesaid shall include such definitive shares (duly endorsed for pledge), powers of attorney, irrevocable approvals of the issuing corporation's directors, shareholders or others (each duly notarized and apostilled as necessary) under seal as required for the pledge and registration thereof in the name of the Lender or as it may direct, and other supporting documents as the Lender shall reasonably request (including, in the case of uncertificated securities, such arrangements for perfection as the Lender shall approve, acting reasonably). To the extent that pledged interests are not registered in the name of the Lender, forthwith upon demand by the Lender the Borrower shall, to the extent permitted by applicable Law, cause such pledged interests to be registered in the name of the Lender or as it may require.

5.2 Continued Perfection of Security.The Borrower shall take such action and execute and deliver to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall reasonably request for the purpose of establishing, perfecting, preserving and protecting the enforceability of the Security and the Lien thereof, in each case forthwith upon request therefor by the Lender and in form and substance satisfactory to the Lender acting reasonably.

                                    ARTICLE 6
                                    COVENANTS

6.1 Affirmative Covenants. Until the Obligations are paid and satisfied in full, the Borrower covenants as follows:

     (1) Corporate Existence. The Borrower will do all things necessary to (a) maintain the corporate existence of each of the Borrower and MASA, and
          (b) to carry out the businesses of each of the Borrower and MASA in a proper and efficient manner in like manner as prudent operators of its businesses, including obtaining and maintaining in full force and effect all material Permits required for the conduct of such businesses. The Borrower shall immediately advise the Lender in writing of any change of corporate name, place of business, jurisdiction of domicile of any of the Borrower, MASA or MSC, and promptly provide to the Lender copies of any amendments to the constating documents of any of the Borrower, MASA or MSC.

     (2) Compliance with Laws, etc. It will, and will cause MASA to, comply in all material respects with all applicable Laws (including Environmental Laws) and Permits and do all things necessary to obtain, renew and maintain in good standing from time to time all Permits and duly observe all valid requirements of any Official Body, except to the extent failure to do so in the reasonable opinion of the Lender does not constitute, and could not reasonably be expected to constitute, an MAE.

     (3) Payment of Taxes and Claims. It will, and will cause MASA to, file as and when required by applicable Law all Tax returns and pay and discharge before the same shall become delinquent (a) all Taxes imposed upon it or upon its property, and (b) all lawful claims (including claims for labour, materials, supplies or services) which, if unpaid, might become a Lien upon its property, except in each case any such Tax or claim which is being contested in good faith and by proper proceedings and for which adequate reserves have been maintained and no Liens (except Permitted Encumbrances) have attached.

     (4) Keeping of Books. It will, and will cause MASA to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and its assets and business to permit the preparation of financial statements in accordance with generally accepted accounting principles in Canada.

     (5) Pay Obligations to Lender and Perform Other Covenants. It will make full and timely payment of the Obligations, whether now existing or hereafter arising, and will, and will cause MASA to, duly comply with all the terms and covenants made by or applicable to it contained in each of the Credit Facility Documents, all at the times and places and in the manner set forth therein and, except for the filing of renewal statements and the making of other filings by or on behalf of the Lender as secured party, at all times take all action necessary to maintain the Liens provided for under or pursuant to this agreement and the Security as valid and perfected first Liens on the property intended to be covered thereby (subject only to Permitted Encumbrances) and supply all information to the Lender which is reasonably necessary for such maintenance.

     (6) Use of Proceeds. The Borrower will use, and will cause MASA to use, the proceeds of the Credit Facility only for the purposes set forth in section 2.1(2).

     (7) Dealings. The Borrower shall ensure that all dealings with the Lender with respect to the Credit Facility are conducted by officers and other representatives of the Borrower duly authorized in that behalf.

     (8) Cash Position. The Borrower shall at all times maintain a balance of cash and cash equivalents (the latter to be reasonably satisfactory in nature to the Lender, and to include (i) any available and undrawn Commitment hereunder, and (ii) until January 31, 2005, any monies held back by the Lender pursuant to paragraph (e) of the proviso to section 3.1), free of all Liens, in an amount equal to at least the sum of :

          (a) 49% of the shareholder loans to be made to MSC by MASA in the then-current calendar month and in the immediately following calendar month on account of the San Jose Project; and

          (b) 100% of the budgeted corporate expenditures and interest expenses to be paid by the Borrower in such immediately following calendar quarter;

          and at any time and from time to time shall provide to the Lender such information as the Lender shall reasonably request to confirm compliance herewith.

     (9)  Notice; Information. It will provide to the Lender:

          (a) within 90 days of the end of each financial quarter, the unaudited consolidated financial statements of the Borrower; and

          (b) within 120 days of the end of each financial year, the audited consolidated financial statements of the Borrower;

          (c)  prompt written notice of any Default or Event of Default;

          (d) prompt written notice of any MAE or event which could reasonably be expected to constitute an MAE;

          (e) promptly following the filing thereof by the Borrower, copies of all reports, statements and other material provided to shareholders or (other than on a confidential basis) to applicable securities regulatory agencies (including the TSX Venture Exchange); and

          (f) such other information as the Lender may reasonably request from time to time (including with respect to the San Jose Project and the Borrower's financial condition).

     (10) Visitation, Inspection, etc. The Borrower will permit the Lender and its representatives and consultants to visit and inspect any the assets of the Borrower or MASA, to examine the books and records of the Borrower and MASA and to make copies and take extracts therefrom (as reasonably required), and to discuss its or any affiliate's affairs, finances and accounts with relevant officers or independent auditors, all at such reasonable times and as often as the Lender may reasonably request.

     (11) Environmental Indemnity. It will indemnify and hold harmless the Lender, the Lender's affiliates and the respective directors, officers, employees, agents and representatives of the Lender and such affiliates from and against all liabilities, obligations, losses,

                                       26
          damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the indemnitees or any of them, directly or indirectly related to or arising out of any breach of any Environmental Law, or any release or the presence of hazardous materials, at any time relating to the assets or the operations of any of the Borrower, MASA or MSC; provided that no amount shall be payable under this section 6.1(11) to the extent that same arises out of the gross negligence or wilful misconduct of an indemnified person or a breach by an indemnified person of this agreement. The obligations of the Borrower under this section 6.1(11) shall survive the payment and performance of the Obligations.

     (12) San Jose. It will exercise its voting powers and such other reasonable means as are available to it so as to ensure that, without the prior written consent of the Lender, MASA will not reduce its interest in MSC and MSC will not reduce its interest in the San Jose Project (in each case whether same is comprised in the ownership of equity, the holding of convertible securities, the ownership of real property interests, mineral licences, tenures, tenements, or otherwise).

     (13) Securities Matters.

          (a)  The Borrower will do all things necessary to:

               (i) maintain status as a reporting issuer not in default of applicable securities laws in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and Nova Scotia; and

               (ii) maintain the listing of the Borrower Shares on at least one of the TSX Venture Exchange, the TSX, NASDAQ, AMEX or the AIM Market of the London Stock Exchange until the expiration of 24 months from the date of issuance of each Warrant.

          (b) If any filing pursuant to any Applicable Securities Law of the Province of Alberta is required to ensure that the Warrants or any of the Borrower Shares issued upon the exercise thereof are issued in compliance with all such laws or to ensure that the Warrants or any such Borrower Shares, once issued, will not, following the expiration of four months and one day from the date of issuance of the Warrants, be subject to any resale restrictions under such Applicable Securities Laws (except restrictions relating to trades by control persons), the Borrower covenants that it shall take all such action as may be necessary to make such filing.

     (14) Further Assurances. It will at its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this agreement and the other Credit Facility Documents.

6.2 Negative Covenants.Until the Obligations are paid and satisfied in full, and in addition to any other covenants herein set forth, the Borrower covenants and agrees that it will not take any of the actions set forth in this section 6.2 or permit or suffer same to occur without the prior written consent of the Lender.

     (1) Liens. Neither it nor MASA will create or incur any Lien over its assets, other than Permitted Encumbrances

     (2) Indebtedness. Neither it nor MASA will create or incur any Financial Indebtedness, save and except for:

          (a) Financial Indebtedness secured by the Lien described in section 1.1(16)(a), and only (for the Borrower and MASA in the aggregate) to the extent therein permitted; and

          (b) any intercompany indebtedness from time to time between the Borrower and MASA.

     (3) Merger, etc. Neither it nor MASA will merge, consolidate or amalgamate with or into, or sell, convey, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of its assets to, any other person.

     (4)  Distribution. It shall not effect any Distribution.

     (5) Hedging. It will not incur any Hedging Obligations or enter into any hedging transaction for any purpose, except with the prior written consent of the Lender (not to be unreasonably withheld).

     (6) Business. Neither the Borrower nor MASA will engage in any business activity that is not related to mineral exploration, mining and recovery.

     (7) Financial Assistance. The Borrower will not provide any financial assistance (whether by way of loan, guarantee, indemnity, agreement to acquire indebtedness or assets, or any other similar transaction intended to provide financial assistance) to any other person, except for:

          (a) financial assistance to MASA for the development of the San Jose Project as required by existing agreements and amendments thereto approved for this purpose by the Lender; and

          (b) financial assistance to permit MASA to conduct its normal course of business (including exploration activities), to the extent reasonably agreed by the Lender.

                                    ARTICLE 7
                            CHANGES IN CIRCUMSTANCES

7.1 Illegality.If the enactment of any applicable Law or any change therein or in the interpretation or application thereof by any Official Body or compliance by the Lender with any guideline, official directive, request or direction (whether or not having the force of Law) of any Official Body hereafter makes it unlawful for the Lender to make, fund or maintain a Tranche or to give effect to its obligations hereunder, the Lender may by written notice thereof to the Borrower declare its obligations under this agreement to be terminated, whereupon the same shall forthwith terminate, and the Borrower shall within the time required by such Law (or at the end of such longer period as the Lender at its discretion has agreed) repay all Obligations to the Lender.

7.2 LIBOR.

If, on or before any date on which an interest rate is to be determined on the basis of LIBOR, either:

          (a) the Lender determines that it will not be possible to determine LIBOR for the applicable Interest Period or in the applicable amounts; or

          (b) the Lender determines that LIBOR will not adequately reflect the cost of making, funding or maintaining a Tranche for the applicable Interest Period;

then, the Lender shall forthwith give notice of such event to the Borrower, whereupon the obligations of the Lender to make LIBOR advances available to the Borrower shall be suspended with respect to the relevant Tranche(s) until the Lender gives notice to the Borrower that the circumstances giving rise to such determination no longer exist.

In circumstances where LIBOR advances are not available, the relevant Tranche(s) shall bear interest at such rate as the Lender shall advise the Borrower compensates the Lender for its all-in cost of funds, together with the margin of two (2%) per cent set forth in section 2.6(1) and, if applicable, the further margin of two (2%) per cent in respect of overdue amounts set forth in section 2.7.

7.3  Indemnification.

     (1) Matching Funds. The Borrower shall promptly pay to the Lender any amounts required to compensate the Lender for any breakage or similar cost, loss, cost of redeploying funds or other cost or expense suffered or incurred by the Lender as a result of:

          (a) any payment being made by the Borrower in respect of a LIBOR advance (due to acceleration hereunder or for any other reason) on a day other than the last day of an Interest Period applicable thereto;

          (b) the Borrower's failure to give notice in the manner and at the times required hereunder; or

          (c) the failure of the Borrower to fulfil or honour, before the date specified for the advance of a Tranche, the applicable conditions set forth in Article 3 or to accept such advance in the manner and at the time specified in its request therefor.

          A certificate of the Lender submitted to the Borrower as to the amount necessary to so compensate the Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Lender.

     (2) General. The Borrower agrees to indemnify the Lender and its affiliates, and the directors, officers and employees of each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the indemnitees or any of them, related to or arising out of the transactions contemplated hereunder or under any other Credit Facility Document; provided that no amount shall be payable under this section 7.3(2) to the extent that same arises out of the gross negligence or wilful misconduct of an indemnified person or a breach by an indemnified person of this agreement.

7.4  Taxes, Costs, Etc.

     (1) Gross-Up. Any and all payments by the Borrower under this agreement or any other Credit Facility Document shall be made free and clear of and without deduction or withholding for Taxes unless such Taxes are required by Law to be deducted or withheld. If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or thereunder:

          (a) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this section) the Lender receives an amount equal to the sum it would have received if no deduction or withholding had been made;

          (b)  the Borrower shall make such deductions or withholdings; and

          (c) the Borrower shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

          Within 30 days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by section 7.4(1)(b) to pay, the Borrower shall deliver to the Lender an official receipt or other evidence reasonably satisfactory to the Lender of such deduction, withholding or payment and of the remittance thereof to the relevant Official Body.

     (2) Pay Taxes. The Borrower shall pay all Taxes which arise from any payment made hereunder or under any other Credit Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this agreement or such other Credit Facility Document.

     (3) Indemnity. The Borrower shall indemnify and save harmless the Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this section) paid by the Lender and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes submitted by the Lender to the Borrower shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Lender.

     (4) Survival. Without prejudice to the survival of any other agreement or obligation of the Borrower hereunder or under any other Credit Facility Document, the obligations of the Borrower under this section
          7.4 shall survive the payment and performance of the Obligations.(5)

          Limitation. The Lender shall exercise reasonable commercial efforts to limit the incidence of any additional amounts payable under this section 7.4, and the Borrower shall not be obligated to pay any such amounts to the extent that they arise after the cause of same is rescinded, removed, repealed or withdrawn.(6) The Lender agrees not to assign the Credit Facility, or any portion thereof, to any assignee which would result in the obligations of the Borrower under section 7.4(1) above becoming more onerous in any material respect (determined immediately after such assignment), including an increase in the amount of the required deductions or withholdings. 7.5 Increased
          Costs.If:

          (a) the enactment or amendment of any Law or any change in the interpretation or application thereof by any Official Body; or

          (b) compliance by the Lender with any amendment or change to any existing directive, request or requirement (whether or not having the force of Law) of any Official Body or with any new such directive, request or requirement;

shall have the effect of:

          (c) increasing the cost to the Lender of performing its obligations under this agreement or in respect of the Credit Facility, including the costs of maintaining any capital, reserve or special deposit requirements with respect to this agreement or the Credit Facility or with respect to its obligations hereunder;

          (d) requiring the Lender to maintain or allocate any capital (including a requirement affecting the Lender's allocation of capital to its obligations) or additional capital in respect of its obligations under this agreement or in respect of the Credit Facility or otherwise reducing the effective return to the Lender under this agreement or in respect of the Credit Facility or on its total capital as a result of entering into this agreement or making the Credit Facility available;

          (e) reducing any amount payable to it by or in an amount it deems material (other than a reduction resulting from a higher rate of income or capital Tax or other special Tax relating to the Lender's income or capital in general); or

          (f) causing the Lender to make any payment or to forgo any return on or calculated by reference to any amount received or receivable by the Lender under this agreement or in respect of the Credit Facility;

then the Lender may give notice to the Borrower specifying the nature of the event giving rise to such additional cost, reduction, payment or forgone return and the Borrower shall promptly pay such amounts as the Lender may specify to be necessary to compensate it for any such additional cost, reduction, payment or forgone return. A certificate setting out, in reasonable detail, the amount of any such additional cost, reduction, payment or forgone return, submitted in good faith by the Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

8.1 Events of Default. Each of the events set forth in this section 8.1 shall constitute an "Event of Default".

     (1) Payment. The Borrower shall fail to pay to the Lender any amount payable by the Borrower hereunder (whether on account of principal, interest, fees, expenses, indemnity or otherwise) and the same shall remain unpaid for three Business Days after the due date.

     (2) Representations and Warranties Incorrect. Any of the representations or warranties made or deemed to be made by the Borrower or MASA in any Credit Facility Document shall prove to be or have been incorrect in any material respect when made or deemed to be made.

     (3) Failure to Perform Covenants. Other than in respect of those covenants referred to in section 8.1(4), either the Borrower or MASA shall fail to perform or observe any covenant contained in this agreement or any other Credit Facility Document on its part to be performed or observed or otherwise applicable to it; provided that, if such failure is capable of being remedied, no Event of Default shall have occurred as a result thereof unless and until such failure shall have remained unremedied for 14 days after the earlier of (i) written notice thereof has been given to the Borrower by the Lender, and (ii) such time as such person is aware of same.

     (4) Ibid. Either the Borrower or MASA shall fail to perform or observe any covenant contained in section 6.1(1)(a), 6.1(6) or 6.2 on its part to be performed or observed or otherwise applicable to it.

     (5) Cross-Default. Any event of default shall occur and shall continue after the applicable grace period (if any) specified in:

          (a) any agreement or instrument relating to any other indebtedness of either the Borrower or MASA to the Lender (including any Hedging Obligations); or

          (b) any agreement or instrument relating to any indebtedness of either the Borrower or MASA to any other person in an amount in excess of US$100,000 (or the equivalent amount in other currencies), unless the Borrower or (as the case may be) MASA shall, to the satisfaction of the Lender, be diligently, continuously and in good faith taking all appropriate proceedings and other steps to dispute same.

     (6) Voluntary Events of Bankruptcy. Any of the Borrower, MASA or MSC shall:

          (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, administrator, trustee, liquidator or other similar official for itself or for all or any part of its assets;

          (b) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts generally, or declare any general moratorium on its indebtedness;

          (c) commit an act of bankruptcy, or make a general assignment for the benefit of creditors or a proposal under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or a similar Law of any applicable jurisdiction;

          (d) institute any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors or at common law or in equity; or

          (e) take any corporate action to authorize any of the actions described in this section 8.1(6).

     (7) Involuntary Events of Bankruptcy. Any proceeding against any of the Borrower, MASA or MSC:

          (a)  has adjudicated it a bankrupt or insolvent;

          (b) has resulted in the liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection or relief or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors, or at common law or in equity; or

(c) has resulted in the appointment of a receiver, custodian, administrator, trustee, liquidator or other similar official for it or any material part of its assets.

     (8) Execution. All or any material part of the assets of the Borrower or MASA are attached, executed, sequestered or distrained upon or become subject to any order of a court or other process and such attachment, execution, sequestration, distraint, order or process (a) relates to claims in the aggregate in excess of US$100,000 (or the equivalent amount in other currencies), and (b) such person shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, or deposit with the Lender cash collateral or other security satisfactory to the Lender in the amount of the claim, within 30 days from the date of entry thereof.

     (9) Judgments. Judgment for the payment of money (unless fully insured) in the aggregate in excess of US$100,000 (or the equivalent amount in other currencies) shall be rendered by a court of competent jurisdiction against the Borrower or MASA and such person shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, or deposit with the Lender cash collateral or other security satisfactory to the Lender in the amount of the judgment, within 30 days from the date of entry thereof.

     (10) Security Unenforceable. Any Credit Facility Document shall become unenforceable or the Lien of the Security shall cease to rank in priority in the manner contemplated herein or in the Security other than by reason of the direct act or omission of the Lender.

     (11) MAE. In the opinion of the Lender, acting reasonably, an MAE shall have occurred and be continuing.

8.2  Effect.

     (1) General. Upon the occurrence and continuance of an Event of Default, except as provided in section 8.2(2), the Lender may after the expiry of seven days:

          (a) by notice to the Borrower cancel all obligations of the Lender in respect of the Commitment; and

          (b) by notice to the Borrower declare the Obligations to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     (2) Specific Defaults. If any Event of Default specified in section 8.1(6) or 8.1(7) shall occur, then all obligations of the Lender in respect of the Commitment shall be automatically cancelled and the Obligations shall be forthwith due and payable, all as if the request and notice specified in each of sections 8.2(1)(a) and 8.2(1)(b) had been received and given by the Lender.

     (3) Enforcement. Upon the occurrence of an Event of Default and acceleration of the Obligations, the Lender may commence such legal action or proceedings as it may deem expedient, including exercising and enforcing its rights and remedies under the Security, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action, notice of all of which the Borrower hereby expressly waives. The rights and remedies of the Lender hereunder and under the other Credit Facility Documents are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Law.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 Records.The Principal Outstanding and the unpaid interest accrued thereon shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

9.2 Amendments, etc.No amendment or waiver of any provision of this agreement or of any other Credit Facility Document, nor any consent to any departure by the Borrower or any other person herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.3 Notices, etc.Any and all notices or other communications required or permitted pursuant to this agreement shall be in writing and shall be personally delivered by courier or telecopied to the addressee at the address referred to below, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee thereof on the day upon which it was delivered or received by telecopy if delivered or received prior to the relevant time on such day (or on the next Business Day if received after the relevant time or if received on a day that is not a Business Day). For this purpose, the "relevant time" shall be 3:00 p.m. (local time). The addresses referred to above for the Borrower and the Lender are as follows:

                           Borrower:
                           --------

                           Minera Andes Inc.
                           111 East Magnesium Rd
                           Suite A
                           Spokane, WA  99208

                           Attention:  President
                           Telecopy No.:  (509) 921-7325

                           with a copy to:
                           Lawson Lundell
                           1600-925 West Georgia St.
                           Vancouver, BC V6C 3L2

                           Attention: Gordon Chambers
                           Telecopy No.: (604) 669-1620


                           Lender:
                           -------

                           Macquarie Bank Limited
                           1 Martin Place
                           Sydney, NSW 2000

                           Attention: Executive Director, Metals & Mining Telecopy No. +61 (2) 8232-3590

                           with a copy to:
                           Maquarie Bank Limited Representative Office
                           Level 21
                           600 Fifth Avenue
                           New York, NY 10020

                           Attention: John Braham
                           Telecopy No.: (212) 586-6901

Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

9.4 No Waiver; Remedies.No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Credit Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Credit Facility Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by Law.

9.5 Expenses.The Borrower shall pay to the Lender all reasonable costs and expenses (including all reasonable legal fees and disbursements) incurred by the Lender in connection with this agreement, the other Credit Facility Documents and the Credit Facility, including:

     (1) the negotiation of the commitment letter dated October 20, 2004 and the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this agreement and any other Credit Facility Document (in this section 9.5, collectively, the "Documents");

     (2) the performance by the Lender of its obligations and duties under any Document;

     (3) advice of counsel with respect to the administration of or other matters relating to the Credit Facility, any Document or any transaction contemplated thereunder;

     (4) the enforcement of any Document or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring (including negotiation of any so-called "workout" or similar transaction) of the Credit Facility under this agreement or any other Document or the bringing of any action, suit or proceeding with respect to the enforcement of any Document or any such right or seeking any remedy which may be available to the Lender at law or in equity; and

     (5) any amendments, waivers or consents pursuant to the provisions hereof or any other Document.

9.6  Judgment Currency.

     (1) Exchange Rate. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Lender in one currency (in this section 9.6, the "Original Currency") into another currency (in this section 9.6, the "Judgment Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied.

     (2) Obligation. The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under any Credit Facility Document shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Original Currency with such Judgment Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit such excess to the Borrower.

9.7  Governing Law.

     (1) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

     (2) Submission to Jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of British Columbia in any action or proceeding arising out of or relating to this agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (3) Non-Exclusive. Nothing in this section 9.7 shall affect the right of any party to serve legal process in any other manner permitted by Law or affect the right of a party to bring any action or proceeding against another party or its property in the courts of other jurisdictions.

     (4) Trial by Jury. Each of the parties hereto, to the fullest extent permitted by Law, hereby waives its rights to a trial by jury.

9.8  Successors and Assigns.

     (1) Effectiveness. This agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and enure to the benefit of each such person, its successors and permitted assigns.

     (2) Borrower not to Assign. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior consent of the Lender, which consent may be arbitrarily withheld.

     (3) Assignments. The Lender may assign (including by way of syndication or loan participation) all or any part of its interest in the Credit Facility to one or more persons (each an "Assignee") and, to the extent of any such assignment (unless otherwise stated therein), the assignee shall have the same rights and benefits hereunder and under the other Credit Facility Documents as it would have if it were the Lender hereunder; provided that any assignment (other than to an affiliate of the Lender) prior to a Default shall require the written consent of the Borrower, which consent shall not be unreasonably withheld.

     (4) Assumption. In order to effect an assignment contemplated by section 9.8(3), the Lender shall deliver to the Borrower (at the Lender's cost but exclusive of the fees of the Borrower's counsel) an agreement by which the Assignee assumes the obligations and agrees to be bound by all the terms and conditions of this agreement, all as if such Assignee had been an original party hereto. Upon any such assignment and such assumption of the obligations of the Lender by such Assignee, the Lender and the Borrower shall be mutually released from their respective obligations hereunder to the extent of such assignment and assumption and shall thenceforth have no liability or obligations to each other to such extent, except in respect of actions taken or matters which have arisen prior to such assignment.

9.9 Conflict.In the event of a conflict between the provisions of this agreement and the provisions of any other Credit Facility Document, the provisions of this agreement shall prevail.

9.10 Severability.The provisions of this agreement are intended to be severable. If any provision of this agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.11 Prior Understandings.This agreement supersedes all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for herein.

9.12 Time of Essence.Time shall be of the essence hereof.

9.13 Counterparts.This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, and may be delivered by a party by facsimile or similar means of recorded communication.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BORROWER:

                                            MINERA ANDES INC.

                                            Per:  /s/  Allen V. Ambrose
                                                -------------------------------
                                                       Allen V. Ambrose


                                            LENDER:

                                            MACQUARIE BANK LIMITED

                                            Per:  /s/  Gavin Bradley
                                                -------------------------------
                                                       Gavin Bradley


                                            Per:  /s/  Anthony Lennon
                                                -------------------------------
                                                       Anthony Lennon